Exhibit 13(b)(1)

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

I, Scott Higbee, President and Principal Executive Officer of the FS MVP Private Markets Fund (the “Registrant”), and

I, Daniel Iamiceli, Treasurer and Principal Financial Officer of the Registrant, each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Principal Executive Officer	Treasurer, Principal Financial Officer
FS MVP Private Markets Fund	FS MVP Private Markets Fund

/s/ Scott Higbee, President	/s/ Daniel Iamiceli, Treasurer
Scott Higbee	Daniel Iamiceli
Date: December 5, 2023	Date: December 5, 2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.